UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

AMERICAN REPROGRAPHICS COMPANY
 (Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors.

On March 11, 2009, the Board of Directors of American Reprographics Company (the “Company”) elected James F. McNulty to serve as a director to fill a vacancy created by the previously announced resignation of Sathiyamurthy Chandramohan from the Board of Directors of the Company. Mr. McNulty is the former Executive Chairman and Chief Executive Officer of Parsons Corporation, an international engineering, construction and management services firm headquartered in Pasadena, California. Mr. McNulty has not been named to serve on any committee of the Board of Directors of the Company. Mr. McNulty will be compensated in accordance with the Company’s standard compensation policies and practices for independent members of its Board of Directors, as disclosed in the Company’s Proxy Statement for its 2008 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 2, 2008.

A copy of the Company’s press release relating to Mr. McNulty’s election as director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	American Reprographics Company Press Release, dated March 17, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2009	AMERICAN REPROGRAPHICS COMPANY

	By:	/s/ Kumarakulasingam Suriyakumar

Kumarakulasingam Suriyakumar
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	American Reprographics Company Press Release, dated March 17, 2009